Exhibit 99.1

Thoma Bravo Completes Acquisition of Everbridge

BURLINGTON, Mass. & MIAMI – July 2, 2024 – Thoma Bravo, a leading software investment firm, today announced the completion of its acquisition of Everbridge, Inc. (“Everbridge” or the “Company”), a global leader in critical event management and national public warning solutions, in an all-cash transaction valued at approximately $1.8 billion. The agreement to acquire Everbridge was approved by Everbridge stockholders at the Special Meeting of Stockholders held on April 25, 2024.

With the completion of the transaction, Everbridge stockholders are entitled to receive $35.00 per share in cash for each share of Everbridge common stock they owned. The Company’s common stock has ceased trading and will be delisted from Nasdaq.

“This is an exciting step forward for Everbridge and we are thrilled to begin our next chapter alongside Thoma Bravo,” said David Wagner, President and CEO of Everbridge. “We share a common vision for the future of Everbridge that we expect will see us strengthen and grow our platform, further enable product innovation and invest in our talented team. As part of Thoma Bravo, we believe we will be better able to advance our mission of helping our customers navigate an increasingly complex threat landscape and drive accretive, long-term growth for our company.”

“We are looking forward to working with David and his team on their value-creating growth plans,” said Hudson Smith, Partner at Thoma Bravo. “Everbridge has an incredibly strong foundation, with an expansive and innovative product portfolio that plays a critical role in the day-to-day operations of thousands of the world’s most well-respected organizations. We are confident that they can successfully build on that foundation and see tremendous growth potential ahead for the Company.”

“In a fast-changing and increasingly complex world, Everbridge’s products and services are more relevant than ever for business leaders globally,” said Matt LoSardo, Principal at Thoma Bravo. “Thoma Bravo has deep expertise within the risk, compliance and safety space, and we are excited to leverage that to help Everbridge advance its mission, better serve its customers and accelerate its growth.”

Advisors

Qatalyst Partners served as financial advisor to Everbridge and Cooley LLP served as legal counsel to Everbridge. Raymond James served as financial advisor to Thoma Bravo and Kirkland & Ellis LLP served as legal counsel to Thoma Bravo.

About Everbridge

Everbridge empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on LinkedIn.

About Thoma Bravo

Thoma Bravo is one of the largest software-focused investors in the world, with approximately US$142 billion in assets under management as of March 31, 2024. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector knowledge and strategic and operational expertise, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20+ years, the firm has acquired or invested in more than 480 companies representing approximately US$265 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at thomabravo.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of the transaction. These forward-looking statements are based on Everbridge’s current expectations, estimates and projections about the potential benefits of the transaction, Everbridge’s business and industry, management’s beliefs and certain assumptions made by Everbridge and Thoma Bravo, all of which are subject to change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Everbridge. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) the effects of geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations and challenges in the supply chain; (ii) the risk of any unexpected costs or expenses resulting from the transaction; (iii) the risk of any litigation relating to the transaction; (iv) and the risk that the transaction and the announcement of its completion could have an adverse effect on the ability of Everbridge to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees and other business relationships and on its operating results and business generally. These risks, as well as other risks associated with the transaction, are more fully discussed in the definitive proxy statement filed with the Securities and Exchange Commission in connection with the transaction. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Everbridge presently does not know of or that Everbridge currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Everbridge assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Everbridge

Jeff Young

jeff.young@everbridge.com

(781) 859-4116

Thoma Bravo Contacts

Megan Frank

(212) 731-4778

mfrank@thomabravo.com

OR

FGS Global

Akash Lodh / Allessandra Reuben

ThomaBravo-US@fgsglobal.com

2